                                                                EXHIBIT 2.5


                            STOCK PURCHASE AGREEMENT

                              Dated July 20, 1996

                                    Between

                                 RENT-WAY, INC.
                         (a Pennsylvania Corporation),

                          DIAMOND LEASING CORPORATION
                           (a Delaware Corporation),

                                KENNETH H. MOYE,

                                      and

                                   LEE BRADY

                            STOCK PURCHASE AGREEMENT


   THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 20, 1996, by and among RENT-WAY, INC., a Pennsylvania corporation with its principal place of business at 3230 West Lake Road, Erie, Pennsylvania 16505 (the "Buyer"); KENNETH H. MOYE, an individual residing at 44 Talley Ho Drive, Fairhill, Maryland 21921 ("Moye") and LEE BRADY, an individual residing at 15 Blythe Court, New Castle, Delaware 19720 ("Brady") (Moye and Brady are herein referred to individually as a "Seller" and collectively as the "Sellers"); and DIAMOND LEASING CORPORATION, a Delaware corporation with its principal place of business at 78 Southgate Boulevard, Southgate Industrial Center, New Castle, Delaware 19720 (the "Corporation").

                                   RECITALS:

   WHEREAS, Moye owns all of the issued and outstanding shares of stock of the Corporation; and

   WHEREAS, Brady has an option to purchase 25% of the shares of the Corporation (the "Brady Option"), which option is to be exercised as provided herein; and

   WHEREAS, Buyer desires to purchase from the Sellers, and Sellers desire to sell to Buyer, all of the shares of the Corporation upon the terms and conditions contained in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer, Sellers and the Corporation agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

   1.1 DEFINED TERMS. As used in this Agreement, the terms below shall have the following meanings:

   (a) "ACCOUNTS" shall mean the customer accounts established and existing under the Rental Contracts.

   (b) "ACTIVE RENTAL MERCHANDISE" shall mean rental merchandise of the Business which is subject to a Rental Contract as of the Closing Date.

   (c) "AGREEMENT" shall mean this Stock Purchase Agreement, together with the Schedules and Exhibits attached to this Agreement and the certificates and instruments to be executed and delivered in connection with this Agreement.

   (d) "BUSINESS" shall mean the rental and rental-purchase business in Maryland, Pennsylvania and Delaware conducted by the Corporation at the Store Locations.

   (e) "BUSINESS RECORDS" shall mean all originals and copies of all operating data and records of the Business on whatever media including, without limitation, financial, accounting and bookkeeping books and records, purchase and sale orders and invoices, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service and credit files, personnel records and other records pertaining to the Business.

   (f) "CLOSING DATE" shall mean July 25, 1996, except that if all of the conditions to Closing set forth in Articles 7 and 8 of this Agreement shall not have been satisfied or waived on or prior to such date, "Closing Date" shall mean the third business day after the satisfaction or waiver of all such conditions to Closing, or on such other date as the parties may agree.

   (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended to date.

   (h) "DEFAULTED RENTAL PURCHASE CONTRACT" shall mean a Rental Purchase Contract for which either of the following is true as of the Closing Date: (i) thirty (30) or more days have passed since the last full payment was made by the customer which is the party thereto or (ii) the rental merchandise covered thereby was lost, damaged or destroyed by theft or casualty.

   (i) "ENCUMBRANCE" shall mean any restriction, charge, lien, pledge, option, easement, security interest, right-of-way, encumbrance or other similar right of any Person.

   (j) "ENVIRONMENTAL CLAIMS" shall mean any notice of violation, notice of potential or actual responsibility or liability, claim, suit, action, demand, directive or order by any Person for any damage (including, but not limited to, personal injury, tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, environmental removal, response or remediation costs, nuisance, pollution, contamination or other adverse effects on the environment or for fines, penalties or restrictions on existing environmental permits or licenses) resulting from or relating to (i) the presence of, the Release or threatened Release into the environment of, or exposure to, any Hazardous Substance, (ii) the generation, manufacture, processing, distribution, use, handling, transportation, storage, treatment or disposal of any Hazardous Substance,
(iii) the violation, or alleged violation, of any Environmental Laws or (iv) the non-compliance or alleged non-compliance with any Environmental Laws.

   (k) "ENVIRONMENTAL LAWS" shall mean any applicable statutes, ordinances, directives or other laws, any rules or regulations, orders, and any licenses, permits, orders, judgments, notices or other requirements issued pursuant thereto, enacted, promulgated or issued by any Governmental Authority, relating to pollution or protection of public health or the environment (including, but not limited to, any air, surface water, groundwater, land surface or sub-surface strata, whether outside, inside or under any structure), or to the identification, reporting, generation, manufacture, processing, distribution, use, handling, treatment, storage, disposal, labelling, deposit, transporting, presence, Release or threatened Release of, any Hazardous Substances, pollutants, contaminants, wastes or any other substances or materials. Without limiting the generality of the foregoing, Environmental Laws shall include in the United States, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, and the Occupational Safety and Health Act, as amended, all analogous laws enacted, promulgated or lawfully issued by any Governmental Authority.

   (l) "FUTURE RENTAL REVENUE STREAM" shall mean, as of any date and as to any Rental Purchase Contract, an amount equal to the total dollar amount of remaining rental payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract. "Future Rental Revenue Stream" shall be calculated by multiplying the monthly rental rate of a Rental Purchase Contract by the remaining number of monthly payments necessary for a customer to acquire ownership of the rental merchandise under such Rental Purchase Contract.

   (m) "GAAP" shall mean generally accepted accounting principles in the United States.

   (n) "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

   (o) "GOVERNMENTAL REQUIREMENT" shall mean any rule, regulation, code, plan, injunction, judgment, order, decree, ruling or charge of any Governmental Authority.

   (p) "HAZARDOUS SUBSTANCES" shall mean any pollutants, contaminants, substances, chemicals, carcinogens, wastes and any ignitable, corrosive, reactive, toxic or other hazardous substances of materials, whether solids, liquids or gases (including, but not limited to, petroleum and its derivatives, PCBs, asbestos, radioactive materials, waste waters, sludge, slag and any other substance, material or waste), as defined in or regulated by any Environmental Laws or as determined by any Governmental Authority.

   (q) "INACTIVE RENTAL MERCHANDISE" shall mean the rental merchandise of the Business which is not subject to a Rental Contract as of the Closing Date.

   (r) "INTANGIBLE PROPERTY" shall mean all patents, trademarks, service marks, tradenames, copyrights, inventions, know how, trade secrets, products or other developments in progress and other intangible property owned or used pursuant to a license agreement or otherwise, by the Corporation in the conduct of the Business.

   (s) "LIABILITIES" shall mean all liabilities and obligations of every nature of the Corporation, whether absolute, accrued, contingent, known, unknown, matured, unmatured or otherwise, and whether or not disclosed or required to be disclosed or provided for in the Corporation's financial statements in accordance with GAAP or pursuant to this Agreement, including but not limited to (A) all trade accounts payable, (B) all liabilities and obligations pursuant to any agreement the Corporation is a party to and (C) any liability for Taxes, or loss of a tax benefit, for any period whether before or after the Closing Date resulting from the Corporation's failure to use the depreciation methods required for the Business or from the change after the Closing Date to the proper method of depreciation or any other reason; provided, however, that excluded from "Liabilities" are (x) contingent claims, known or unknown, to the extent the Corporation carries adequate insurance coverage; (y) the Deferred Tax Liability on the Corporation's balance sheet as of June 30, 1996 to the extent that it does not exceed $30,000; and (z) all interest charges, service charges, penalties or other like assessments accruing from and after the Closing Date. If the Net Book Value of Total Assets exceeds $2,490,000 as of the close of business on the day before the Closing, the amount of Liabilities determined as set forth above shall be reduced by: (i) $26,400 on account of prepaid federal income taxes and (ii) the amount of cash and cash equivalents of the Corporation as of the close of business on the date prior to Closing; provided, however, that the amount of such reduction shall not exceed in aggregate the amount by which the Net Book Value of Total Assets exceeds $2,490,000 as of the close of business on the day before the Closing.

   (t) "NET BOOK VALUE OF TOTAL ASSETS" shall mean the net book value of the Total Assets (as hereinafter defined) as determined in accordance with GAAP applied on a consistent basis.

   (u) "PERMITS" shall mean all licenses, permits and other authorizations used in the Business.

   (v) "PERSON" shall mean any Governmental Authority, individual, corporation, partnership, trust or other entity.

   (w) "PROCEEDING" shall mean any action, order, writ, injunction, judgment, decree, claim, suit, litigation, dispute, grievance, arbitral action, investigation or other proceeding.

   (x) "PURCHASE PRICE" shall mean $6,450,000 payable in cash, (i) less Liabilities, (ii) less the difference, if positive, between (A) $5,300,000 and
(B) the Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the day prior to the Closing Date and (iii) less the difference, if positive, between (A) $2,490,000 and (B) the Net Book Value of Total Assets as of the day prior to the Closing Date, subject to adjustment after the Closing in accordance with Section 2.2(b).

   (y) "REAL PROPERTY" shall mean all real property currently owned or leased by the Corporation or in which Corporation has any interest or previously owned in the past 10 years.

   (z) "RELEASE" shall mean any spillage, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

   (aa) "RENTAL CONTRACTS" shall mean all rental and rental-purchase contracts relating to the Business, which are duly signed by a customer, made in the ordinary course of business and otherwise legally enforceable, providing for the rental to customers of furniture, appliances, electronic equipment and other personal property.

   (ab) "RENTAL PURCHASE CONTRACTS" shall mean those Rental Contracts which permit customers to acquire ownership of the rental merchandise.

   (ac)  "RENTAL MERCHANDISE" shall mean (i) the Active Rental Merchandise and
(ii) the Inactive Rental Merchandise.

   (ad) "REPRESENTATIVE" shall mean any officer, director, principal, attorney, accountant, agent, employee or other representative of any Person.

   (ae) "SHARES" shall mean all of the issued and outstanding shares of stock of the Corporation.

   (af)  "STORE LOCATIONS" shall mean the rental store locations set forth on
Schedule 1.1(af).

   (ag) "TANGIBLE PERSONAL PROPERTY" shall mean all tangible personal property (other than rental merchandise) used to conduct the Business, including, without limitation, vehicles, computers, modems, printers, fax machines, file cabinets, desks, calculators, telephone systems, counters, safes and security systems, together with any transferable manufacturer or vendor warranties related thereto.

   (ah) "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, start- up, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

   (ai) "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.

   (aj) "TOTAL ASSETS" shall mean the assets of the Corporation in the classes of assets included on the summary balance sheet of the Corporation which is attached hereto as Schedule 1.1(aj).


   1.2 OTHER DEFINED TERMS. The following terms shall have meanings defined for such terms in the Sections set forth below:


   Term                                         Section
   ----                                         -------
   Business Reports                             4.5
   Closing                                      3.1
   Consulting and Non-Compete Agreement         6.6
   Employment and Non-Compete Agreement         6.5
   Escrow Agent                                 2.3(b)
   Escrow Funds                                 2.3(b)
   Financial Statements                         4.9
   Indemnified Party                            9.2(d)
   Indemnifying Party                           9.2(d)
   Interim Financial Statements                 4.9
   Losses                                       9.2
   Real Property Leases                         4.10
   Shareholder's Agreement                      6.7
   Third-Party Accountants                      2.2(b)
   Unconfirmed Rental Purchase Contracts        2.2(b)

   1.3 USAGE OF TERMS. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa.

   1.4 REFERENCES TO ARTICLES, SECTIONS, EXHIBITS AND SCHEDULES. All references in this Agreement to Articles, Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of or attached to this Agreement, unless the context expressly, or by necessary implication otherwise requires. The parties agree that Seller's will deliver the Schedules provided for in this Agreement as soon as possible after the commencement of the due diligence period provided for in Section 6.2 hereof, which Schedules shall be subject to Buyer's approval.

                                   ARTICLE 2
                          PURCHASE AND SALE OF SHARES

   2.1   TRANSFER OF SHARES.

   (a) Prior to the Closing Date, Brady shall exercise the Brady Option, substantially in accordance with its terms; and

   (b) Subject to the terms and conditions contained in this Agreement, on the Closing Date Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, free and clear of all Encumbrances.

   2.2   PURCHASE PRICE; POST-CLOSING ADJUSTMENT.

   (a) At the Closing (as hereinafter defined) Buyer shall pay to Sellers for the sale, transfer, assignment, conveyance and delivery of the Shares an amount equal to the Purchase Price as provided in Sections 2.2 and 2.3.

   (b) On the Closing Date, Sellers shall deliver to Buyer a certificate, certified by an executive officer of the Corporation (the "Closing Certificate"), setting forth (i) a pro forma estimate of the Liabilities as of the Closing Date; (ii) a schedule of the Defaulted Rental Purchase Contracts existing as of the Closing Date and a computation of the Future Rental Revenue Stream as of the Closing Date under all Rental Purchase Contracts other than Defaulted Rental Purchase Contracts; and (iii) a computation of the Net Book Value of Total Assets as of the Closing Date. The Closing shall proceed, and any adjustments to the Purchase Price shall be made based on the Closing Certificate.

   There shall be conducted by Buyer within thirty (30) days following the Closing Date an audit of (i) the Liabilities of the Corporation as of the day prior to the Closing Date and (ii) the Corporation's financial statements and Business Records to determine the existence of any Rental Purchase Contract (other than a Defaulted Rental Purchase Contract disclosed to Buyer in the Closing Certificate on the Closing Date) which meets any of the criteria set forth on Schedule 2.2(b) (each, an "Unconfirmed Rental Purchase Contract") and to determine the Net Book Value of Total Assets of the Corporation as of the day prior to the Closing Date. Buyer shall report any increase in the amount of the Liabilities, any Unconfirmed Rental Purchase Contract or any change in the Net Book Value of Total Assets to Sellers upon discovery. As promptly as reasonably possible, but in any event not later than thirty (30) days after the day prior to the Closing Date, Buyer shall deliver the completed audit report to Sellers. Sellers shall have fifteen (15) days after receipt of the completed audit report (A) to object to any increase in the amount of Liabilities and (B) to clear any Unconfirmed Rental Purchase Contract or account for any changes in the Net Book Value of Total Assets. If Sellers are unable, within such 15-day period, to clear any Unconfirmed Rental Contracts and/or account for any changes in the Net Book Value of Total Assets, the Purchase Price shall be further reduced by (i) the Future Rental Revenue Stream of all Unconfirmed Rental Purchase Contracts and (ii) the difference, if positive, between the Net Book Value of Total Assets set forth in the Closing Certificate and the Net Book Value of Total Assets as determined in the Buyer's audit. In addition, if the amount of Liabilities is in excess of the Liabilities set forth on the Closing Certificate, the Purchase Price shall be reduced by such amount.

   Any adjustments to the Purchase Price pursuant to this Section shall be borne 75% by Moye and 25% by Brady.

   The amount of any such further reduction to the Purchase Price shall be payable by Sellers within five (5) days after the expiration of such 15-day period unless Seller contests such adjustment in which case all payments shall be made within 5 days after the Third Party Accountants determination.

   If the Buyer and the Sellers are unable to reach agreement as to any final Purchase Price adjustment within 15 days after the end of Sellers' 15-day review period, then Ernst & Young LLP (the "Third-Party Accountants") shall promptly be retained to undertake the determination of any adjustments to the Purchase Price necessary under this Section 2.2(b), which determination shall be made as quickly as possible. Such determination of the Third-Party Accountants shall be final and binding upon the Buyer and the Sellers, and all expenses of the Third-Party Accountants shall be borne by the party found by the Third-Party Accountants to be in the greatest error with respect to its position on the amount of such adjustment.

   2.3 PAYMENT OF PURCHASE PRICE. On the Closing Date, Buyer shall pay the Purchase Price to Sellers as follows:

   (a) Buyer shall pay to Sellers the Purchase Price (as adjusted, if applicable) minus the Escrow Funds (as hereinafter defined), as set forth in Exhibit A hereto.

   (b) Buyer shall deliver to Wilmington Trust (the "Escrow Agent") $325,000 (the "Escrow Funds") by wire transfer as instructed by the Escrow Agent in a letter delivered to Buyer not less than two days prior to the Closing, such funds to be held (i) to pay for any adjustments in the Purchase Price pursuant to Section 2.2 and (ii) to provide partial security for Sellers' indemnity obligations in Article 9 hereof. The Escrow Funds shall be held as follows:
$175,000 shall be held until the audit of the Corporation's financial statements pursuant to Section 8.8, and $150,000 (the "Indemnity Escrow Amount") shall be held for a period of three (3) years after the Closing Date. Sellers and Buyer agree to jointly direct the release of the Escrow Funds, other than the Indemnity Escrow Amount, as soon as practical after the Purchase Price adjustment and audit are completed. The Indemnity Escrow Amount, as well as the other Escrow Funds, shall be held and disbursed in accordance with, and pursuant to, the terms and conditions of an Escrow Agreement among Sellers, Buyer and Escrow Agent in substantially the form of Exhibit B.

   2.4 SALES TAXES. Sellers shall be responsible for any transfer, sales or use tax imposed by reason of the transfer of the Shares provided hereunder.

                                   ARTICLE 3
                                    CLOSING

   3.1 CLOSING. The closing of the transaction contemplated in this Agreement (the "Closing") shall be held at 9:00 a.m. local time on the Closing Date at the offices of the Corporation in New Castle, Delaware, or at such other place as shall be agreed to by Sellers and Buyer. The Closing shall be effective as of the commencement of business on the Closing Date.

   3.2 STOCK CERTIFICATES AND INSTRUMENTS OF ASSIGNMENT. To effect the transfer referred to in Section 2.1 on the Closing Date, the Sellers shall deliver to Buyer, each certificate representing any of the Shares held by the Sellers and all stock powers or other instruments of assignment reasonably requested by Buyer. Such instruments of assignment shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer.

   3.3 PURCHASE PRICE; CERTIFICATES. On the Closing Date, Buyer shall deliver and tender the Purchase Price. Buyer and Sellers shall deliver the certificates, agreements and other items described in Articles 7 and 8 of this Agreement.

                                   ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE CORPORATION

   Sellers and the Corporation, jointly and severally, represent and warrant to Buyer that the following are true, correct and complete on the date of this Agreement, and shall be true, correct and complete as of the Closing Date:

   4.1 ORGANIZATION AND GOOD STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 4.1 sets forth each jurisdiction other than the jurisdiction of organization where the Corporation is qualified to do business and each tradename or assumed name used by the Corporation in the conduct of the Business. The Corporation is duly qualified to do business in, and in good standing under the laws of, each jurisdiction in which such qualification is necessary under the applicable laws as result of the conduct of its respective business or the ownership of its respective properties. The Corporation has full power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. The Corporation has no subsidiaries. The Corporation conducts the Business directly and not through any association, joint venture, partnership or other business entity.

   4.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Sellers and the Corporation have all necessary power and authority and have taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement. Copies of all resolutions of the Board of Directors of the Corporation with respect to the transactions contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of the Corporation in form satisfactory to counsel for Buyer, have been or will be delivered to Buyer. This Agreement has been duly executed and delivered by Sellers and the Corporation and constitutes a legal, valid and binding obligation of Sellers and the Corporation enforceable against Sellers and the Corporation in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

   4.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not result in
(i) a violation of or conflict with any provision of the Certificate of Incorporation, Bylaws or other organization certificates or documents of the Corporation, (ii) a breach of, or a default under, any material term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession relating to the Business to which Sellers or the Corporation is a party, (iii) a violation by Sellers or the Corporation in any material respect of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award or (iv) an imposition of any Encumbrance on any of the Shares. There is no pending or, to the knowledge of Sellers or the Corporation, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

   4.4 NO CONSENTS OR APPROVALS. Except as otherwise set forth on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Sellers or the Corporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

   4.5 CUSTOMER/ACCOUNT INFORMATION. The Corporation has delivered to Buyer the reports set forth on Schedule 4.5 (the "Business Reports"). The Business Reports are true and correct in all respects and fairly present the operations of the Business.

   4.6 TITLE TO SHARES. On the Closing Date, Sellers shall own all of the Shares issued in their name free of any Encumbrance and subject to no restrictions with respect to transferability, other than restrictions generally applicable under federal or state securities laws.

   4.7 CAPITALIZATION. Schedule 4.7 sets forth the authorized, issued and outstanding shares of capital stock of the Corporation, the legal and beneficial ownership thereof and any Encumbrances thereon. All of the Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable laws. All voting rights with respect to the Corporation are vested in the Shares. Except as set forth in Schedule 4.7, (a) there are no outstanding shares of capital stock of the Corporation, or outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of the Corporation, (b) there are no bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which the Corporation's shareholders may vote, (c) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Corporation is bound to issue, repurchase or otherwise acquire or retire any capital stock of the Corporation, (d) there are no voting agreements, voting trusts, buy-sell agreements, options or rights or obligations relating to the shareholders or the capital stock of the Corporation, and (e) except for certain provisions of this Agreement, there are no agreements between the Sellers and the Corporation which will survive the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire the Shares, free of any Encumbrance.

   4.8 CORPORATE RECORDS. Except as set forth on Schedule 4.8, the minute books of the Corporation are complete and accurate and contain a complete and accurate record of all meetings and actions of shareholders and directors and of any executive committee or other committee of the shareholders or board of directors. The stock record book of the Corporation is complete and accurate and contains a complete and accurate record of all share transactions for the Corporation from the date of its incorporation. True and complete copies of the Business Records, the minute book and stock record book of the Corporation have been made available for review by Buyer.

   4.9 FINANCIAL STATEMENTS. The Corporation and Sellers have delivered or will deliver to Buyer unaudited financial statements of the Corporation for each of the years in the three-year period ended June 30, 1996 (consisting of a balance sheet, statement of income, profit and loss and a statement of cash flows), reviewed by the Corporation's accountants (the "Financial Statements"). Except as set forth on Schedule 4.9, the Financial Statements and the Interim Financial Statements fairly present the financial condition and the results of operations of the Corporation as of their respective dates and for the periods then ended and the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. The books and records of the Corporation fairly reflect the assets, liabilities and operations of the Corporation in accordance with GAAP and the Financial Statements and the Interim Financial Statements are in conformity therewith.

   4.10 REAL PROPERTY. Schedule 4.10 lists and describes briefly all Real Property. Except as set forth on Schedule 4.10, in the past ten years the Corporation has not owned any Real Property and currently owns no Real Property. The Corporation has delivered to Buyer correct and complete copies of the leases and subleases, as amended to date, for the Real Property (the "Real Property Leases"). With respect to each Real Property Lease: (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect, (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, provided, however, that certain leases may require the landlord's consent to the sale of stock contemplated by this Agreement, (iii) to the knowledge of the Corporation and the Sellers no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder, (iv) the Corporation has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and (v) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

   4.11 TANGIBLE PERSONAL PROPERTY. Schedule 4.11, lists all Tangible Personal Property owned or leased by the Corporation as of July 25, 1996. The Tangible Personal

Property constitutes all the tangible personal property used in the operation of the Business and necessary to conduct the Business as presently conducted. Except as set forth on Schedule 4.11, the Tangible Personal Property owned by the Corporation is free and clear of all Encumbrances. All of the Tangible Personal Property is located at the Real Property. The Corporation makes no express warranties regarding the Tangible Personal Property set forth in
Schedule 4.11 and expressly disclaims the implied warranties of merchantability and fitness for a particular purpose. The Tangible Personal Property is in all material respects in good working order, ordinary wear and tear excepted.

   4.12 INTANGIBLE PROPERTY. Schedule 4.12, lists all Intangible Property. Except as set forth on Schedule 4.12, (i) the Intangible Property is legally and beneficially owned exclusively by the Corporation and is used exclusively by the Corporation and is not the subject of any pending or threatened proceeding for opposition, cancellation, reexamination, revocation or rectification and, to the knowledge of Sellers and the Corporation, there are no facts or matters which might give rise to any such proceeding. To the knowledge of Sellers or the Corporation, the use by the Corporation of the Intangible Property is not infringing upon or otherwise violating the rights of any third party in or to such Intangible Property, and no proceedings have been instituted against, and no notices have been received by, the Corporation that are presently outstanding alleging that the use by the Corporation of the Intangible Property infringes upon or otherwise violates any rights of a third party in or to such Intangible Property. To the knowledge of the Sellers or the Corporation, the consummation of the transactions contemplated by this Agreement will not result in the loss of or impairment of any of the Corporation's rights in the Intangible Property. Except as set forth on
Schedule 4.12, no shareholder, director, officer or employee of the Corporation owns, directly or indirectly, in whole or in part, any right in the Intangible Property that the Corporation has used or the use of which is necessary for the Business as now conducted.

   4.13 COMPLIANCE WITH LAWS; PERMITS. Except as set forth in Schedule 4.13, the Corporation and the conduct of the Business has duly complied with and is in compliance with all Governmental Requirements. The Corporation has not received any notice to the effect that, or otherwise been advised that, the Corporation is not in compliance with any Governmental Requirement. The Permits constitute all material permits, consents, licenses, franchises, authorizations and approvals of any Governmental Authority or other Person (a) which are used in the operation of the Business and (b) which are necessary to conduct the Business as presently conducted, other than those the failure of which to obtain would not have a material adverse effect on the Business, assets or financial condition of the Corporation. All of the Permits are valid and in full force and effect, no violations thereof have been issued or are anticipated and no proceeding is pending, or to the knowledge of the Corporation or the Sellers threatened, to revoke or limit any of them. Except as set forth on Schedule 4.13, the consummation of the transactions contemplated by this Agreement do not and will not violate or render any of the Permits invalid, require any amendment or reissuance of any of the Permits or require the consent of the Governmental Authority which has issued any of the Permits.

   4.14 LITIGATION. Except as set forth in Schedule 4.14, there is no claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding, or any order, decree, or judgment pending, or to the knowledge of the Corporation and the Sellers threatened, against or relating to the Corporation, its officers, directors or employees, or its properties, assets or business. Neither the Sellers nor the Corporation knows of any basis or grounds for any such claim, legal action, suit, arbitration, Governmental Authority investigation or other legal or administrative proceeding. None of the matters disclosed in Schedule 4.14 has or will have a material adverse affect on the Business or financial condition of the Corporation.

   4.15 TAX MATTERS. Except as set forth on Schedule 4.15, the Corporation has filed all Tax Returns relating to the Business that it was required to file. All such Tax Returns were correct and complete in all respects provided, however, that the Corporation has not filed tax returns depreciating the Rental Merchandise using MACRS (as defined in the Code) and may need either to amend returns for prior year or make application to the Internal Revenue Service for a change in accounting method in order to recalculate depreciation in accordance with MACRS. Sellers hereby acknowledge their liability for any additional Taxes due as a result of such calculation. Except as set forth on
Schedule 4.15, all Taxes owed by the Corporation (whether or not shown on any Tax Return) have been paid. There are no Encumbrances on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax. The Corporation has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth on
Schedule 4.15, there are no federal, state, local or foreign tax liens upon any of the properties or assets of the Corporation or the Shares, and there are no unpaid taxes which are or could become a lien on the properties or assets of the Corporation or the Shares, except for current taxes not yet due and payable. The Corporation has delivered, or will deliver upon execution of this Agreement, copies of all federal, state, local and foreign tax returns and reports filed by the Corporation in the past three years. The Internal Revenue Service has not raised any question with the Corporation regarding the Corporation's depreciation methods.

   4.16  RENTAL CONTRACTS; RENTAL MERCHANDISE.

   (a) With respect to each Rental Contract: (i) the Rental Contract is in full force and effect according to its terms, (ii) the Rental Contract will continue to be in full force and effect following the consummation of the transactions contemplated hereby, in the same manner and to the same extent as it was prior to consummation and (iii) the Rental

Contract complies in all respects with Maryland, Delaware or Pennsylvania law, whichever shall properly apply to such Rental Contract.

   (b) The Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the close of business on the day before the Closing Date will be greater than or equal to $5,300,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Closing Date shall be to accept the adjustment of the Purchase Price as provided in Section 2.2(b) and to proceed with the Closing; except that if the Future Rental Revenue Stream under all Rental Purchase Contracts (other than Defaulted Rental Purchase Contracts) as of the close of business on the day before the Closing Date is less than $5,035,000, then Buyer may, at its election, without liabilities to Sellers or the Corporation, terminate this Agreement.

   (c) The Net Book Value of Total Assets as of the close of business on the day before the Closing Date will be greater than or equal to $2,490,000; provided, however, that Buyer's sole remedy in the event that such representation is not true as of the Closing Date shall be to accept the adjustment of the Purchase Price as provided in Section 2.2(b) and to proceed with the Closing; except that if the Net Book Value of Total Assets as of the close of business on the day before the Closing Date is less than $2,365,500, then Buyer may, at its election, without liability to Sellers or the Corporation, terminate this Agreement.

   (d) The average monthly total revenue under all Rental Contracts (including such things as rent, processing fees, late fees and customer club fees, but excluding any sales or other withholding or fiduciary taxes) for the three months of the calendar year immediately preceding the month in which the Closing occurs was not less than $584,000 per month.

   (e) The Rental Merchandise is in good, merchantable and usable condition, ordinary wear and tear excepted. Sellers and the Corporation have delivered to the Buyer or will deliver to Buyer upon execution of this Agreement, an itemized list of all of the Rental Merchandise as of July 25, 1996 showing the date of purchase, the supplier, the cost, description of each item sufficient to identify it to Buyer, and the location of each item. For purposes of this Section, the term "good, merchantable and usable" shall mean merchandise which is in good and merchantable condition and of the quality regularly rented to customers of the Corporation in the usual course of the Business.

   4.17 EMPLOYEES. Schedule 4.17 identifies all employees of the Business. The Corporation is in compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. The Corporation is not a party to any labor agreement with any labor organization. There is no unfair labor practice, charge or complaint against the Corporation pending or to the knowledge of Sellers and the

Corporation, threatened before any Governmental Authority. There is no labor strike or labor disturbance pending or threatened against the Corporation nor is any material grievance currently being asserted. The Corporation has not experienced a work stoppage or work slowdown at any time during the three (3) years immediately preceding the date of this Agreement. There is, to the knowledge of Sellers and the Corporation, no organizational campaign being conducted and no dispute as to the representation of any employees of the Corporation. There is no employment agreement with any employee, officer or director of the Corporation. The Corporation has good business relations with its employees at the store manager level and above and, to the knowledge of Sellers and the Corporation, there is no reason to believe that the transaction contemplated by this Agreement will adversely affect such business relations.

   4.18 CUSTOMERS. No records of customers who have rented merchandise from the Corporation within the last two years have been destroyed. The customer lists of the Business accurately identify all of the customers of the Business. All transactions with customers have been and are currently conducted on an arm's length basis.

   4.19 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule 4.19, to the best of the Sellers' and the Corporation's knowledge, the Corporation, and its assets, properties and operations are now and, at all times prior to the Closing Date, have been in compliance with all Environmental Laws. There has been and is no Release or threatened Release of any Hazardous Substance at, on, under, in, to or from any of the Real Property (or, to the knowledge of the Corporation at, on, under, in, to or from any of the Real Property) whether as a result of or in connection with the operations and activities at the Real Property or otherwise, except as disclosed in Schedule 4.19. Neither the Corporation, nor the Sellers have received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, the presence, Release or threatened Release of any Hazardous Substance at any location, whether at the Real Property or otherwise, which Hazardous Substances were allegedly manufactured, used, generated, processed, treated, stored, disposed or otherwise handled at or transported from the Real Property or otherwise, except as set forth in Schedule 4.19. Neither the Corporation, nor the Sellers have received any notice of any other claim, demand or action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to the presence, Release or threatened Release of any Hazardous Substances at, on, under, in, to or from the Real Property or in connection with any operations or activities thereat, except as set forth on Schedule 4.19. Neither the Real Property nor any operations or activities thereat is or has been subject to any judicial or administrative proceeding, order, consent, agreement or any lien relating to any Environmental Laws or Environmental Claims. Except as set forth on Schedule 4.19, (a) there are no underground storage tanks presently located at the Real Property and to the knowledge of the Sellers and the Corporation, there have been no releases of any Hazardous Substances from any underground storage tanks or related piping at the Real Property, (b) there are no PCBs located at, on or in the Real Property and (c) there is no asbestos or friable asbestos-containing material located at, on or in the Real Property. To the knowledge of the Corporation and the Sellers, the Corporation has delivered to Buyer or its Representatives copies of all information requested by Buyer which has been supplied by or on behalf of the Corporation to any Governmental Authority having the duties of regulation, registration, authorization or enforcement of or under any Environmental Laws.

   4.20 ACCOUNTS RECEIVABLE. Except as set forth on Schedule 4.20, all of the accounts receivable of the Corporation excluding amounts due under any Accounts (the "Accounts Receivable") are bona fide receivables, arose during the ordinary course of the Business and will be collected at their full face amount, net of reserves. Except as set forth on Schedule 4.20, no Person has any liens on the Accounts Receivable, there is no right of off-set on any of the Accounts Receivable, and no agreement for reduction or discount has been made with respect to any of the Accounts Receivable.

   4.21 SUPPLIERS. Except as set forth in Schedule 4.21, within the last two years, no supplier has indicated to the Corporation that it intends to terminate its relationship with the Corporation. The Corporation has good business relationships with each of its current suppliers. There are no current problems with suppliers which are reasonably likely to adversely affect the Corporation.

   4.22 BANK ACCOUNTS. Schedule 4.22 contains true, complete and correct lists of all bank accounts and safe deposit boxes maintained by the Corporation, and all persons entitled to draw thereon, to withdraw therefrom or, with access thereto.

   4.23 BROKERS. Sellers and the Corporation shall pay any finder's fee, broker's commission or similar payment due and owing to Edward Winn, III, Esq., or any Person in connection with the transaction contemplated by this Agreement.

   4.24 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty by Sellers or the Corporation in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain at the Closing Date any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer hereby represents and warrants to Sellers and the Corporation that the following are true, correct and complete on the date hereof, and shall be true, correct and complete as of the Closing Date:

   5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties. Buyer has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

   5.2 AUTHORITY; AUTHORIZATION; BINDING EFFECT. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments to be executed and delivered pursuant hereto, to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies.

   5.3 NO CONFLICTS, VIOLATIONS OR PROCEEDINGS. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the performance by Buyer of its obligations under this Agreement do not and will not result in (i) a violation of or a conflict with any provision of the Articles of Incorporation of Buyer or other organizational documents of Buyer, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or
(iii) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award. There is no pending or, to the knowledge of Buyer, threatened or anticipated Proceeding against, relating to or affecting the transactions contemplated by this Agreement.

   5.4 NO CONSENTS OR APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

   5.5 NO BROKERS. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transaction contemplated hereby.

   5.6 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Buyer in this Agreement, or in any document, exhibit, statement, certificate, document or schedule furnished to Sellers pursuant to this Agreement, or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 6
                           COVENANTS PRIOR TO CLOSING

   Sellers and the Corporation on the one hand, and Buyer on the other hand, each covenant with the other as follows:

   6.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. The Corporation shall continue to carry on the Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the transactions contemplated by this Agreement. The Corporation shall inform Buyer of any material changes in the Business.

   6.2 INVESTIGATION BY BUYER. For a period of 10 days beginning on the day after the date of this Agreement, Buyer and each representative of Buyer shall conduct a due diligence review with respect to the Corporation and the Business. In connection with such due diligence review, the Corporation and each representative of the Corporation shall, upon reasonable prior notice, (i) cooperate with Buyer, each representative of Buyer (ii) provide all information, and all documents and other tangible items containing or relating to such information, reasonably requested by Buyer, any representative of Buyer or any financial institution and (iii) permit each representative of Buyer to inspect any part of the Business.

   6.3 CONSENTS AND BEST EFFORTS. As soon as practicable, Buyer, Sellers and the Corporation, as applicable, will commence all reasonable action required hereunder to obtain all consents, approvals and agreements of, and to give all notices and make all filings with, any Person as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Shares, free and clear of any Encumbrances, by a date early enough to allow the sale hereunder to be consummated by the Closing Date.

Buyer, Sellers and the Corporation agree to use commercially reasonable best efforts to satisfy all conditions precedent to their respective obligations to consummate the transactions contemplated by this Agreement.

   6.4 CERTAIN PROHIBITED TRANSACTIONS. During the period beginning on the date of this Agreement and ending on the Closing Date, the Corporation and the Sellers shall not:

   (a) except in the ordinary course of business, mortgage, pledge or otherwise encumber or sell, transfer or otherwise dispose of any of the Tangible Personal Property other than as contemplated by this Agreement;

   (b) enter into or terminate any material contract or agreement, or make any material change in any of its material contracts or agreements relating to or otherwise affecting the Tangible Personal Property or the Business, other than in the ordinary course of business and consistent with past practice or as contemplated by this Agreement provided that, notwithstanding the foregoing, the Corporation may use cash or cash equivalents to pay down Liabilities, regardless of whether such paydown is within the ordinary course of business; or

   (c) do any other act which would cause any representation or warranty of the Corporation or Sellers in this Agreement to be or become untrue in any material respect.

   6.5 EMPLOYMENT AND NON-COMPETE AGREEMENT. On the Closing Date, Buyer and Brady shall enter into an employment and non-compete agreement substantially in the form of Exhibit C (the "Employment and Non-Compete Agreement").

   6.6 CONSULTING AND NON-COMPETE AGREEMENT. On the Closing Date, Moye and Buyer shall enter into a consulting and non-compete agreement substantially in the form of Exhibit D (the "Consulting and Non-Compete Agreement").

   6.7 SHAREHOLDER'S AGREEMENT. On the Closing Date, Brady and Buyer shall enter into a shareholder's agreement substantially in the form of Exhibit E (the "Shareholder's Agreement").

   6.8 INTANGIBLE PROPERTY. On or prior to the Closing Date, the Corporation will cooperate with Buyer to enable Buyer to obtain and use on and after the Closing Date the telephone numbers used in the Business.

   6.9 NO RAIDING. If the transaction contemplated by this Agreement does not close, for any reason whatsoever, then for two (2) years after the date of this Agreement, Buyer shall not employ nor recruit or induce any employee or officer of the Corporation to leave the employ of the Corporation (whether or not to be employed by or with the Buyer) nor attempt to recruit or induce any employee or officer of the Corporation to leave the employ of the Corporation, (whether or not to be employed by or with the Buyer). Upon breach of this covenant, Buyer shall pay to the Corporation all damages suffered by the Corporation as a result of any employee leaving the Corporation due in whole or part to the efforts of Buyer. Such damages shall include, but shall not be limited to, the cost of recruiting and training replacement employees. Notwithstanding any other provision of this Agreement, Buyer agrees that the Court of Chancery in Wilmington, Delaware shall possess jurisdiction over the subject matter and over Buyer's person for the purpose of obtaining injunctive relief prohibiting violation of this Section. Buyer further agrees to explicitly waive all provisions applicable in the Court of Chancery relating to notice upon the initiation of an action for injunctive relief, so that the Corporation may obtain ex parte relief. Buyer agrees that it shall not object to the sufficiency of notice or of the propriety of ex parte relief sought by the Corporation. Buyer further shall pay to the Corporation the Corporation's reasonable legal and other fees incurred by the Corporation in seeking enforcement of this Section. The provisions of this Section shall survive the termination of this Agreement; and shall inure to the benefit of any majority owner or owners of the Corporation or majority owner or owners of the assets of the Corporation following a sale of all or substantially all of the assets or stock of the Corporation by its present ownership.

                                   ARTICLE 7
                       CONDITIONS TO SELLERS' OBLIGATIONS

   The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject, in the discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Sellers' absolute and sole discretion, be waived in whole or in part in writing):

   7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

   7.2 CONSENTS. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not have a material adverse effect upon Sellers.

   7.3 NO PROCEEDINGS. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Sellers to transfer the Shares to Buyer.

   7.4 CERTIFICATES. Buyer will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Sellers.

   7.5 CORPORATE DOCUMENTS. Sellers shall have received from Buyer (i) resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of Buyer executing this Agreement and any agreement contemplated by this Agreement, certified by the Secretary or an Assistant Secretary of Buyer.

   7.6 OTHER AGREEMENTS. Concurrently with the Closing, Buyer shall have executed and delivered to Moye the Consulting and Non-Compete Agreement and Buyer shall have executed and delivered to Brady the Employment and Non-Compete Agreement and the Note (as defined in Article 6).

   7.7 PAYMENT. Buyer shall have, concurrently with the Closing, paid the Purchase Price.

   7.8 PROOF OF BUYER FINANCING. Prior to the commencement of the due diligence review contemplated by Section 6.2 hereof, Buyer shall have furnished to the Corporation and Sellers a letter or a document from Buyer's financing sources demonstrating to Sellers' reasonable satisfaction that Buyer has the financial capability of consummating the transaction contemplated in this Agreement.

                                   ARTICLE 8
                       CONDITIONS TO BUYER'S OBLIGATIONS

   The obligations of Buyer to consummate the transaction provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may, in Buyer's absolute and sole discretion, be waived in whole or in part in writing):

   8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers and the Corporation contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers and the Corporation shall have performed all agreements and covenants required hereby to be performed by each of them prior to or at the Closing Date.

   8.2 CONSENTS. All consents, approvals and waivers necessary to permit Sellers to transfer the Shares to Buyer as contemplated hereby shall have been obtained, except for consents which in the aggregate if not obtained would not have any material adverse affect on the Business.

   8.3 NO PROCEEDINGS. No Proceeding by any Person shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Buyer to own or operate the Business after the Closing.

   8.4 CERTIFICATES. Sellers and the Corporation will furnish Buyer with such certificates to evidence compliance with the conditions set forth in this
Article 8 as may be reasonably requested by Buyer.

   8.5 DUE DILIGENCE. Buyer shall have completed its due diligence review contemplated by Section 6.2 and shall not have found any material variance from the representations and warranties in Sections 4.13, 4.14, 4.15, 4.16 or 4.19.

   8.6 NO INTERRUPTION OR ADVERSE CHANGE. Prior to or at the time of Closing, (i) no interruption or suspension of a material volume of the Business as now conducted shall have occurred or been threatened and (ii) no adverse change in the Business shall have occurred or been threatened.

   8.7 CONSENT OF FINANCIAL INSTITUTION. The Buyer shall have received the consent and approval of its financial institution to the transactions contemplated by this Agreement.

   8.8 DELIVERY OF FINANCIAL STATEMENTS. The Corporation shall have either delivered its Financial Statements (including two years' income statements) in such a form that, in the reasonable opinion of Buyer and its certified public accountants, they can be audited by the Closing Date or within forty-five (45) days thereafter or, in the event that Buyer and Sellers agree that Sellers' certified public accountants perform such audit of the Corporation's Financial Statements, instead of Buyer's certified public accountants, the Corporation shall deliver to Buyer at Closing an engagement letter from its certified public accountants stating that the accountants will provide such audit within such 45-day period and that they will deliver, without charge to Buyer, all manually signed consents to the use of the Corporation's Financial Statements that Buyer may, in its sole discretion, request, including but not limited to, consents in connection with quarterly filings with the Securities and Exchange Commission, proxy statements, annual reports and private placement memorandums. Notwithstanding any of the foregoing, it is not a condition to the Buyer's obligations to consummate the transactions provided for hereby that the Corporation's inventory has been previously audited within the meaning of Generally Accepted Auditing Standards; and it is specifically understood by Buyer that Corporation has not heretofore caused audited financial statements to be prepared.

   8.9 CORPORATE DOCUMENTS. Buyer shall have received from Sellers and the Corporation (i) resolutions adopted by the board of directors and shareholders of the

Corporation approving this Agreement and the transactions contemplated hereby and (ii) a list of the officers of the Corporation executing this Agreement and each agreement contemplated by this Agreement, certified by the Secretary or Assistant Secretary of the Corporation.

   8.10 OTHER AGREEMENTS. At or before the Closing, Brady shall have executed and delivered to Buyer the Employment and Non-Compete Agreement and the Shareholder's Agreement and Moye shall have executed and delivered to Buyer the Consulting and Non-Compete Agreement.

                                   ARTICLE 9
                                INDEMNIFICATION

   9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Sellers and the Corporation, and of Buyer, contained in this Agreement shall, without regard to any investigation made by any of the parties hereto, survive the Closing Date until July 31, 1998; provided, however, that the representations and warranties made in Section 4.6 (Title) shall survive the Closing indefinitely. The covenants and agreements of Sellers, the Corporation and Buyer contained in this Agreement shall survive the Closing Date until they have been fully satisfied or otherwise discharged.


   9.2   INDEMNIFICATIONS.

   (a) BY SELLERS. Sellers, jointly and severally, shall indemnify, save and hold harmless Buyer (before and after the Closing) and the Corporation (after the Closing only) from, against and in respect of the following (individually a "Loss" and collectively "Losses"):


     (i) any and all loss, liability, deficiency or damage suffered or incurred by Buyer by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Sellers or the Corporation in this Agreement or in any agreement, instrument or other writing delivered to Buyer by Sellers or the Corporation pursuant to or in connection with this Agreement;

     (ii) any claim against the Corporation or Buyer for (x) a finder's fee, investment banker's fee, or brokerage or other commission or (y) for legal expenses, in each case by any Person for services alleged to have been rendered at the instance of the Corporation or Sellers with respect to this Agreement or the transaction contemplated by this Agreement;

     (iii) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation relating to any claim, suit, litigation or proceeding with respect to events occurring prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements, except to the extent fully covered by insurance;

     (iv) any liabilities and obligations for taxes which are or shall be incurred with respect to the operation of the Corporation on or prior to the Closing Date which shall not have been fully reserved or accrued for on the Corporation's Financial Statements, except to the extent that any election by the Buyer under any tax law shall have the effect of increasing any liability or obligation for any tax with respect to the operations of the Corporation on or prior to the Closing Date other than any election by Buyer or the Corporation required in order for Buyer or the Corporation to be in compliance with the Code or ERISA, including, but not limited to, MACRS;

     (v) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation in connection with any employee plan with respect to the operation of the Corporation on or prior to the Closing Date which is not fully reserved for on the Corporation's Financial Statements, except to the extent any election by the Buyer under any law (including, without limitation, the Code and ERISA and similar state laws) shall have the effect of increasing any liability or obligation in connection with any employee plan with respect to the operation of the Corporation on or prior to the Closing Date;

     (vi) any and all loss, liability, deficiency or damage suffered or incurred by Buyer or the Corporation caused by or arising out of the generation, treatment, handling, storage or disposal of Hazardous Substances or noncompliance with any Environmental Laws prior to the Closing Date regardless of whether or not the matter or matters giving rise to any such Losses were disclosed to Buyer in Schedule 4.19 or known by the Sellers at the date of this Agreement; and

     (vii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

   (b) INDEMNIFICATION BY CORPORATION. The Corporation (with respect only to all obligations of the Corporation prior to Closing) shall indemnify, save and hold harmless Buyer from and against any and all damages incurred by Buyer the reason of the breach or non-fulfillment of any covenant or agreement by the Corporation contained in Sections 6.2, 6.3, 6.4, Article 9 and Sections 11.7 and 11.10 of this Agreement, and any and all actions, suits, proceedings, claims, demand, assessments, judgments, costs and expenses (including, but not limited to, legal and experts' fees) incident to any of the foregoing.

   (c) BY BUYER. Buyer shall indemnify and save and hold harmless Sellers from, against and in respect of the following (individually, a "Loss" and, collectively, "Losses"):

     (i) any and all loss, liability, deficiency or damage suffered or incurred by Sellers, resulting from any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by Buyer (including failure to deliver the Purchase Price) contained in this Agreement or in any agreement, instrument or other writing delivered to Sellers pursuant to or in connection with this Agreement;

     (ii) any claim against Sellers for a finder's fee, investment banker's fee, or brokerage or other commission by any Person for services alleged to have been rendered at the instance of Buyer with respect to this Agreement or the transaction contemplated by this Agreement;

     (iii) any and all loss, liability, deficiency or damage suffered or incurred by Sellers relating to any claim, suit, litigation or proceeding with respect to events occurring after the Closing Date; and

     (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, (including, but not limited to, legal fees and expenses) incident to any of the foregoing or incurred in enforcing this Agreement or any agreement provided for in this Agreement.

   (d) LIMITATION ON SELLERS' LIABILITY. With respect to any Losses covered by Sellers' indemnification obligations under Section 9.2(a)(i), the aggregate liability of Sellers shall be limited to Losses which in the aggregate exceed Seventy-Five Thousand Dollars ($75,000); provided, however, that such limitation shall not apply to any other Losses covered by Section 9.2(a) nor to any Losses incurred as a result of fraud and all obligations for indemnification shall be apportioned 75% to Moye and 25% to Brady.

   (e) NOTIFICATION OF CLAIMS. In the event that any party entitled to indemnification pursuant to this Agreement (the "Indemnified Party") proposes to make any claim for such indemnification, the Indemnified Party shall deliver to the indemnifying party (the "Indemnifying Party"), which delivery with respect to the Losses arising from breaches of representations and warranties shall be on or prior to the date upon which the applicable representations and warranties expire pursuant to Section 9.1 hereof, a signed certificate, which certificate shall (i) state that Losses have been incurred or that a claim has been made for which Losses may be incurred, (ii) specify the sections of this Agreement under which such claim is made and (iii) specify in reasonable detail each individual item of Loss or other claim including the amount thereof and the date such Loss was incurred. In addition, each Indemnified Party shall give notice to the Indemnifying Party within ten (10) days of its receipt of service of any suit or proceeding which pertains to a matter for which indemnification may be sought; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder if the Indemnifying Party has not been prejudiced thereby.

   (f) DEFENSE OF THIRD PARTY CLAIMS AND EXTENSION OF STATUTE OF LIMITATIONS. Any Indemnified Party shall in good faith cooperate and assist the Indemnifying Party in defending against any claims or asserted claims with respect to which the Indemnified Party seeks indemnification under this Agreement. If requested by the Indemnifying Party, the Indemnified Party shall join in any action, litigation, arbitration or proceeding, provided that the Indemnifying Party shall pay the costs of the Indemnified Party, including reasonable attorney's fees, caused by such joinder. The Indemnified Party shall not settle or compromise any claim or asserted claim, nor agree to extend any statute of limitations applicable to any claim or asserted claim, which the Indemnified Party seeks indemnification under this Agreement, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any right of participation of the Indemnifying Party shall be subject, as a condition precedent, to such party's acknowledging to the Indemnified Party, in writing, the obligation of the Indemnifying Party to indemnify the other party hereto in accordance with the terms of this Agreement. Upon such acknowledgement, the Indemnified Party will provide the Indemnifying Party will all reasonably available information, assistance, and authority to enable the Indemnifying Party to jointly participate in such defense or settlement, and upon the Indemnifying Party's payment of any amounts due with respect to such Proceeding, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties with respect to which such payment is made.

                                   ARTICLE 10
                          COVENANTS AFTER THE CLOSING

   10.1 BOOKS AND RECORDS. For a period of four years following the Closing Date, Buyer shall afford to Sellers and its representatives, during normal business hours, reasonable access to the books, records and other data of Sellers in the possession of Buyer with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Sellers to facilitate (i) the preparation by Sellers of tax returns as they may be required to file with respect to their operation of the Business prior to Closing or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against Sellers in connection with their operation of the Business prior to Closing,
(iii) the payment of any indemnity under this Agreement or (iv) any other reasonable purpose. At any time after the Closing Date, Buyer may dispose of, alter or destroy any such books, records and other data upon giving sixty (60) days' prior notice to

Sellers to permit Sellers, at their expense, to examine, duplicate or repossess such books, records and other data. For a period of four (4) years following the Closing Date, Sellers shall afford to Buyer and its representatives, during normal business hours, reasonable access to the books, records and other data of Sellers which Sellers retains after the Closing Date. At any time after the Closing Date, Sellers may dispose of, alter or destroy any such books, records and other data upon giving sixty (60) days' prior written notice to Buyer to permit it, at its expense, to examine, duplicate or possess such books, records and other data.

   10.2 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.


                                   ARTICLE 11
                                 MISCELLANEOUS


   11.1 TERMINATION. This Agreement may be terminated upon ten (10) days prior written notice at any time prior to Closing without liability of any party or any other party:

     (i)    by mutual written consent of Buyer and Sellers;

     (ii) by Buyer, if Closing has not occurred on or before August 30, 1996 as a result of the nonfulfillment of any of the conditions to Buyer's obligation to perform contained in Article 8 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure; or

     (iii) by Sellers if Closing has not occurred on or before August 30, 1996 as a result of the nonfulfillment of any of the conditions to its obligations to perform contained in Article 7 of this Agreement after written notice of such nonfulfillment and reasonable opportunity to cure.

This Agreement may also be terminated by Sellers on the one hand, or Buyer, on the other hand, upon ten (10) days prior written notice if a non-terminating party has breached any material covenant to be performed by it pursuant to this Agreement. Termination of this Agreement shall not affect in any way the continuing obligations of the parties hereto pursuant to Section 11.7 hereof relating to expenses.

   11.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers or the Corporation on the one hand, or Buyer on the other hand, without the prior written consent of the other parties. No assignment of this Agreement by Buyer shall relieve Buyer of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Sellers, the Corporation and Buyer and their respective successors and assigns, and no other Person shall have any right or obligation under this Agreement.

   11.3 NOTICES. Unless otherwise provided in this Agreement, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested, or by telecopy, with a confirmation via one of the preceding methods, as follows:

   If to Moye or the Corporation, addressed to:


     Kenneth H. Moye
     44 Talley Ho Drive
     Fairhill, Maryland  21921
     Telephone:  (410) 398-3593

   With a copy to:

     Overstreet, Winn & Edwards, P.C.
     Edward L. Winn, III, Esq.
     1208 West 5th Street
     Austin, Texas  98703
     Telephone:  (512) 474-8436
     Telecopy :  (512) 476-3849

   If to Brady, addressed to:

     Lee Brady
     15 Blythe Court
     New Castle, Delaware  19720
     Telephone: (302) 324-1967

   With a copy to:

     Murray Sawyer, Esq.
     Sawyer, Akin & Herron
     1220 N. Market Street
     Suite 606
     P.O. Box 25047
     Wilmington, Delaware  19899
     Telephone:  (302) 655-5552
     Telecopy:   (302) 655-3697

   If to Buyer, addressed to:

     Rent-Way, Inc.
     Attn:  Ronald D. DeMoss,
         Vice President and General Counsel
     3230 West Lake Road
     Erie, Pennsylvania 16505
     Telephone:  (814) 836-0618
     Telecopy :  (814) 835-6865

   and to:

     Hodgson, Russ, Andrews, Woods & Goodyear, LLP
     Attn:  Robert B. Fleming, Jr., Esq.
       Paul J. Vallone, Esq.
     1800 One M&T Plaza
     Buffalo, NY  14203-2391
     Telephone:  (716) 856-4000
     Telecopy :  (716) 849-0349


and be effective (i) if given by hand delivery, when left at the address of the addressee as above provided, (ii) if given by mail, on the third business day after such communication is deposited in the mail, addressed as above provided, and (iii) if given by telecopy, when telecopied to the number above provided, except that notices of a change of address shall not be effective until received; or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

   11.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania (without reference to the choice of law provisions of Pennsylvania law) except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity was incorporated shall govern.

   11.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement between Sellers, the Corporation and Buyer pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of Sellers, the Corporation and Buyer. In addition, this Agreement shall not supersede the terms of a previously executed Confidentiality Agreement between Moye and Buyer. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such writing.

   11.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature shall immediately forward to the other party an original signature page by overnight mail.

   11.7 EXPENSES. Except as otherwise specified in this Agreement, the Corporation shall pay its own and the Sellers shall pay their own, and Buyer shall pay its own, legal, accounting and other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

   11.8 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

   11.9 TITLES. The titles, captions or headings of the articles and sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

   11.10 PUBLICITY. Neither Sellers nor the Corporation shall issue any press release or make any public statement regarding the transaction contemplated hereby prior to the Closing Date, without the prior approval of Buyer, except as may be required by applicable law, in which case the party required to issue such press release or make such public statement will consult with the other party prior to issuing such press release or making such public statement.

   IN WITNESS WHEREOF, the Corporation and Buyer have caused this Agreement to be duly executed on their respective behalf by their respective duly authorized officers, and the Sellers have executed this Agreement, as of the day and year indicated at the beginning of this Agreement. Any individual signing on behalf of a corporation represents and warrants that he has power and authority to bind the corporation.


         RENT-WAY, INC.


         By: /s/ WILLIAM E. MORGENSTERN
            -------------------------------------------
             William E. Morgenstern
             President and Chief Executive Officer


         DIAMOND LEASING CORPORATION


         By: /s/ KENNETH H. MOYE
            -------------------------------------------
             Kenneth H. Moye
             President

             /s/ KENNETH H. MOYE
            -------------------------------------------
             Kenneth H. Moye

            /s/ LEE BRADY
            -------------------------------------------
             Lee Brady

                                   SCHEDULES


   Schedule             Description
   --------             -----------
   Schedule 1.1(af)     Store Locations
   Schedule 1.1(aj)     Total Assets
   Schedule 4.1         Organization
   Schedule 4.4         Consents and Approvals
   Schedule 4.5         Customers
   Schedule 4.7         Capitalization
   Schedule 4.8         Corporate Records
   Schedule 4.9         Financial Statements
   Schedule 4.10        Real Property
   Schedule 4.11        Tangible Personal Property
   Schedule 4.12        Intangible Property
   Schedule 4.13        Compliance with Laws
   Schedule 4.14        Litigation
   Schedule 4.15        Tax Matters
   Schedule 4.17        Employees
   Schedule 4.19        Environmental Matters
   Schedule 4.20        Accounts Receivable
   Schedule 4.21        Suppliers
   Schedule 4.22        Bank Accounts

   Exhibit              Description
   -------              -----------
     A                  Payment of Purchase Price
     B                  Escrow Agreement
     C                  Employment and Non-Compete Agreement
     D                  Consulting Agreement and Non Compete
                         Agreement

     E                  Shareholder's Agreement
     F                   Note

                                SCHEDULE 2.2(C)

                 UNCONFIRMED RENTAL PURCHASE CONTRACT CRITERIA


   An "Unconfirmed Rental Purchase Contract" shall mean:

1. A Rental Purchase Contract which is fictitious.

2. A Rental Purchase Contract which meets one or more of the following criteria:

   a. The customer thereto has skipped, at or before the Closing, and cannot be located; or

   b. The Rental Merchandise covered thereby, at or before the Closing, was destroyed or reported destroyed, was stolen or reported stolen, was damaged and cannot be repaired, or was missing or reported missing;

  An "Unconfirmed Rental Contract" may be cleared as follows:

  1. To clear a fictitious Rental Contract, the Sellers must (i) establish that the Rental Contract meets the definition of Rental Contract in Article 1.1(ab) of this Agreement, (ii) provide a valid address where the customer resides, (iii) establish that the customer's Rental Merchandise is at the customer's residence and that the merchandise is in "good, merchantable, and usable" condition as that term is defined in Article 4.16(e) of this Agreement, and (iv) obtain a payment that can be verified as being received from the customer and that brings the customer's account current. A fictitious Rental Contract shall not be confirmed merely by the recovery of merchandise subject to it.

  2. To clear a Rental Contract where the customer skipped at or before closing and cannot be located, the Sellers must establish the same criteria necessary to reinstate a fictitious Rental Contract.

  3. To clear a Rental Contract where, at or before closing, the Rental Merchandise was reported destroyed, missing, or stolen, the Sellers must
     (i) recover the merchandise and (ii) restore the merchandise to "good, merchantable, and usable" condition as that term is defined in Article 4.16(e) of this Agreement.

                                  SCHEDULE 4.5

                                BUSINESS REPORTS


1. Complete customer list for all open Accounts.

2. Complete list of all Rental Purchase Contracts with pertinent data.

3. Complete list of all past-due accounts.

4. Complete list of all Inactive Rental Merchandise.

5. Complete list of all Active Rental Merchandise.

6. Projected revenue report.

7. June 30, 1996 Balance Sheet

                                   EXHIBIT A

                           PAYMENT OF PURCHASE PRICE


1. Twenty-five percent (25%) of the Purchase Price subject to a cap of $1,070,000 (as adjusted pursuant to Sections 2.2 and 2.3 of the Agreement) (the "Brady Amount") shall be paid to Brady as follows:

2. The balance of the Purchase Price (as adjusted pursuant to Sections 2.2 and 2.3 of the Agreement) shall be paid by wire transfer to Moye at the Closing.


   A. 20,358 Shares of Rent-Way, Inc. Common Stock having a Market Value (as hereinafter defined) of $250,000 shall be delivered into an Escrow Account to be established on terms mutually agreeable to Brady and Buyer for a period of two (2) years. The shares shall be restricted stock, subject to, among other regulations, Securities and Exchange Commission Rule 144 holding period and other restrictions and otherwise subject to the terms and conditions of a Shareholder's Agreement substantially in the form of Exhibit E. The term "Market Value" shall mean the average closing price of Rent-Way, Inc. Common Stock as reported in the Wall Street Journal for the 20 trading days ending on the third business day prior to the Closing Date. The balance of the Brady Amount shall be paid in cash (the "Non-Stock Amount") as hereinafter provided.

   B. $150,000 of the Non Stock Amount shall be paid by wire transfer to Brady at the Closing.

   C. For the balance of the Non-Stock Amount, the Buyer shall give Brady a promissory note, substantially in the form of Exhibit F, providing for the payment of $100,000 to Brady on the first anniversary of the Closing Date and the balance to Brady on the second anniversary of the Closing Date (the "Note"). In order to provide Brady with security that the Company will have the funds to pay the amounts due under the Note, the Company will deposit the amount provided for herein into an escrow account with the Raymond James Company in Wilmington, Delaware the terms of which will provide, among other things, that the payments provided for in the Note will be paid or the dates provided for therein and that the account will be in the name of Buyer, for the benefit of Brady. The terms and conditions of this escrow agreement shall be an mutually agreed upon by Brady and Buyer.

3. In addition to the Purchase Price, Brady shall receive an additional cash payment at Closing of $20,000 which shall be paid by wire transfer to Brady. [employment signing bonus]

                                   EXHIBIT A

                           PAYMENT OF PURCHASE PRICE

                                   EXHIBIT B

                                ESCROW AGREEMENT


   THIS AGREEMENT dated July 25, 1996, by and among RENT-WAY, INC., a Pennsylvania corporation ("Buyer"), KENNETH H. MOYE, an individual and LEE BRADY, an individual (together the "Sellers" and individually a "Seller"), and WILMINGTON TRUST, a Delaware banking corporation (the "Escrow Agent").

                                   RECITALS:

   A. Buyer, Sellers and Diamond Leasing Corporation, a Delaware corporation ("Diamond") entered into a Stock Purchase Agreement dated July 20, 1996 (the "Purchase Agreement") pursuant to which Sellers are selling to Buyer and Buyer is purchasing from Sellers all of the issued and outstanding shares of Diamond.

   B. Pursuant to Section 2.3 of the Purchase Agreement, Buyer is required to deposit with the Escrow Agent Three Hundred Twenty Five Thousand Dollars ($325,000.00) to be held and released in accordance with the Purchase Agreement and this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

   1. ESCROW OF COLLATERAL. Upon the delivery by Buyer of $325,000.00 in cash by wire transfer in accordance with the wire transfer instructions set forth on Schedule A attached hereto (such funds and all interest which may be earned with respect thereto hereinafter being referred to as the "Deposit"), the Escrow Agent agrees to hold the Deposit pursuant to the terms and conditions of this Agreement. Simultaneously with the delivery of the Deposit to the Escrow Agent, the parties shall cause to be delivered to the Escrow Agent appropriate IRS Forms W-9. Interest on the Deposit shall be for the account of Sellers.

   2. RELEASE OF DEPOSIT. Except as otherwise provided in this Agreement, no portion of the Deposit shall be released by the Escrow Agent unless and until any of the following conditions shall have occurred:

   (a) The Escrow Agent shall have received an original release document signed by Buyer and Sellers, specifically directing all or any portion of the Deposit be delivered in the manner and to the recipients specified therein; or

   (b) A final order or judgment of a court of competent jurisdiction shall have been issued and a certified copy thereof shall have been delivered to the Escrow Agent directing delivery of all or any portion of the Deposit in the manner and to the recipients specified therein; or

   (c) Subject to Paragraph (d) below, upon receipt of notice from the Buyer (the "Notice") that it is entitled to a payment pursuant to Section 9.2 of the Purchase Agreement and the amount thereof, the Escrow Agent will, at least 11 days but not more than 15 days following receipt of such notice, disburse to the Buyer an amount equal to the lesser of (i) the balance of the Deposit or
(ii) the amount specified in the Notice. Any Notice must specify with reasonable detail the reasons why the requesting party is entitled to the disbursement.

   (d) Notwithstanding the foregoing, in the event that the Sellers object to the disbursement of any portion of the Deposit pursuant to Paragraph (c) above, they must so notify the Escrow Agent not more than 10 days from the date of the Notice. Any objection must specify with reasonable detail the reasons why the objecting party is objecting to the disbursement. Such a dispute will be resolved in the manner set forth in Section 4 below and the Escrow Agent will continue to hold the Deposit until it has received a signed arbitration award or nonappealable court order from a court of competent jurisdiction directing the disposition of such property, or until it has received appropriate written instructions signed both by the Sellers and the Buyer.

   (e) On the third anniversary of the date hereof, the Escrow Agent will set aside and retain in escrow any amount specified in a Notice theretofore received from the Buyer pursuant to Paragraph (c) of this Section 2 and not theretofore disbursed or otherwise resolved and will disburse the remainder of the Escrow Fund, if any, to the Sellers for distribution to the persons entitled thereto in accordance with the Purchase Agreement (Moye shall be entitled to 75% of such funds and Brady shall be entitled to 25% of such funds). Once the Buyer's claim set forth in any such Notice has been determined, the Escrow Agent will distribute the amount of such claim as finally determined or agreed to the Buyer and will distribute the remainder to the Sellers as set forth in the preceding sentence.

   3. PROOF OF CONDITIONS FOR RELEASE. The Escrow Agent may refuse to release any part of the Deposit under Section 2 of this Agreement unless it has been fully satisfied that the written notice referred to in such subsections contains the genuine signature of Buyer or Seller. Nothing herein shall require the Escrow Agent to establish the genuineness of any signature but, instead, the Escrow Agent may in good faith rely upon any signature appearing to be that of an officer of the Buyer or of the Sellers as being genuine and/or duly authorized, in the absence of actual information to the contrary.

   4. DISPUTES. If the Escrow Agent has fulfilled its duties under this Agreement, the Escrow Agent shall not, without its consent, be made a party to any action, proceeding or arbitration relating to this Agreement. Any dispute arising under this Agreement between Buyer and Sellers shall be submitted to the American Arbitration Association to be settled by arbitration to be conducted in Erie, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any dispute arising under this Agreement involving the Escrow Agent shall not be submitted to arbitration unless all parties to the dispute agree in writing to seek arbitration. The award rendered in any such arbitration shall be final and binding and may be entered in any court having jurisdiction thereof. The Arbitrator or Arbitrators shall have the power to issue mandatory orders and restraining orders, including orders of specific performance, in connection with such arbitration. This Section 4 shall be enforceable under prevailing arbitration laws. During the continuance of any arbitration the parties shall continue to perform their respective obligations hereunder.

   5. ADDITIONAL REMEDIES. The parties acknowledge that any rights of the Buyer to indemnification pursuant to this Agreement shall be in addition to any rights available to the Buyer pursuant to the Purchase Agreement or any remedy available at law or in equity.

   6. TERM. This Agreement shall remain in effect until one of the following conditions occurs:

     (a) Buyer and Sellers shall have jointly given 30 days' advance written notice of the cancellation of the designation of the Escrow Agent to act and serve in such capacity, which notice shall contain directions to the Escrow Agent for delivery of the Deposit;

     (b) The Escrow Agent shall have resigned upon 30 days' advance written notice to Buyer and Sellers;

     (c) There shall have been full compliance with the terms of this Agreement and the release of the Deposit; or

     (d) A court of competent jurisdiction shall have issued a final order or judgment ordering the termination of this Agreement, and all appeals of such order or judgment shall have been exhausted or all periods in which to take an appeal shall have expired without an appeal being taken.

   In the event that the Escrow Agent resigns pursuant to subsection (b) of this Section and Buyer and Sellers fail to agree on a successor escrow agent within the said 30-day notice period, the Escrow Agent shall deposit the Deposit into the registry of an appropriate court and request judicial determination of the rights between Buyer and Sellers, by interpleader or other appropriate action, and Buyer and Sellers hereby jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any damages or losses in connection therewith including, but not limited to, reasonable attorneys' fees and court costs at all trial and appellate levels. Upon termination of the duties of the Escrow Agent as set forth in subsection (a) or
(b) of this Section, the Escrow Agent shall deliver the Deposit to the newly appointed escrow agent designated by Buyer and Sellers (or shall otherwise dispose of the Deposit as instructed by Buyer and Sellers in writing), and the Escrow Agent shall not otherwise have the right to withhold the Deposit from said newly appointed escrow agent.

   7. ESCROW AGENT FEES. Buyer and Sellers agree to pay all fees and expenses of the Escrow Agent as specified on or determined in accordance with Schedule B attached hereto. All such fees and expenses shall be borne equally by Buyer and Sellers.

   8. LIABILITY AND INDEMNIFICATION OF ESCROW AGENT. Buyer and Sellers hereby agree that the duties of the Escrow Agent are purely ministerial in nature and shall be expressly limited to the safekeeping of the Deposit and the disposition of the same in accordance with the terms of this Agreement. The Deposit shall be invested by the Escrow Agent in:

     (a) certificates of deposit or interest bearing savings accounts (the terms of which have no restrictions as to the date of withdrawal) in a federally insured banking or thrift institution (including, without limitation, the Escrow Agent or any affiliate);

     (b) commercial paper having the highest rating conferred by a nationally-recognized investment rating agency;

     (c) money market funds which are investment companies registered under the Investment Company Act of 1940, including, without limitation, those for which the Escrow Agent or an affiliate acts as investment adviser; and/or

     (d) securities issued or insured by the United States Government or an agency or instrumentality thereof with a remaining term to maturity of no more than one year.

The Escrow Agent shall have no liability to any party on account of any investment of funds in accordance with this Agreement, or on account of any failure to invest any funds. Buyer and Sellers hereby agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against any and all claims, liabilities, damages, costs, penalties, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Escrow Agent may incur or with which it may be threatened, directly or indirectly, arising from or in any way connected with this Agreement or which may result from the Escrow Agent's following of instructions from either or both of Buyer and Sellers in accordance with this Agreement, and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim, whether or not litigation is instituted, but nothing herein shall be construed to so indemnify the Escrow Agent to the extent that it is determined that the Escrow Agent has acted in a grossly negligent or intentionally wrongful manner. The provisions of this Section shall survive the termination of this Agreement.

   9. NOTICES. All written communications to parties required hereunder shall be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for such party (or to such other address as such party shall designate in a writing complying with this Section 9, delivered to the other parties):

   If to Buyer:

     Rent-Way, Inc.
     Attn: President
     3230 West Lake Road
     Erie, Pennsylvania 16505
     Telephone:  (814) 836-0618
     Telecopy :  (814) 835-6865

   with a copy to:

     Hodgson, Russ, Andrews, Woods & Goodyear, LLP
     1800 One M&T Plaza
     Buffalo, New York 14202
     Attention:  Robert B. Fleming, Jr., Esq.
         Paul J. Vallone, Esq.
     Telephone:  (716) 856-4000
     Telecopy: (716) 849-0349

   If to Sellers:

     Kenneth H. Moye
     44 Talley Ho Drive
     Fairhill, MD  21921
     Telephone:   (410) 398-3593


   with a copy to:

     Overstreet, Winn & Edwards
     Attn:  Edward L. Winn, III, Esq.
     1208 West 5th Street
     Austin, Texas  78768
     Telephone:  (512) 474-6436
     Telecopy: (512) 476-3849

   and to:

     Lee Brady
     15 Blythe Court
     New Castle, Delaware  19720
     Telephone:  (302) 324-1967
   with a copy to:

     Murray Sawyer, Esq.
     Sawyer, Akin & Herron
     1220 N. Market Street
     Suite 606
     P.O. Box 25047
     Wilmington, Delaware  19899
     Telephone:  302-655-5552
     Telecopy: 302-655-3697

   If to the Escrow Agent:

     Wilmington Trust

     ---------------------------
     Attention:  [___________]
     Telephone:  (___) _____________
     Telecopy: (___) _____________


   10. CUMULATIVE RIGHTS. No right, power or remedy conferred upon the Escrow Agent by this Agreement is exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy the Escrow Agent may have under this Agreement or now or hereafter existing at law, in equity or by statute, and the exercise of one right, power or remedy by the Escrow Agent shall not be construed or considered as a waiver of any other right, power or remedy.

   11. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The headings herein are for convenience only and shall not be of substantive effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assignees. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and writings (or any part thereof) whether oral or written between any of the parties relating to the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                      BUYER:

                                      RENT-WAY, INC.


                                      By: /s/ WILLIAM E. MORGENSTERN
                                         -----------------------------------
                                          William E. Morgenstern
                                          President and Chief Executive Officer


                                      SELLERS:

                                          /s/ KENNETH H. MOYE
                                         ----------------------------------
                                          Kenneth H. Moye

                                          /s/ LEE BRADY
                                         ----------------------------------
                                          Lee Brady


                                      ESCROW AGENT:

                                      WILMINGTON TRUST

                                      By:
                                         -----------------------------------
                                               Title

                                   SCHEDULE A

                               WIRE INSTRUCTIONS




Wilmington Trust

ABA#

ACCOUNT:    [#_____________]

REFERENCE:  RENT-WAY, INC.

ATTENTION:

                                   SCHEDULE B

                               ESCROW AGENT FEES


Escrow Agent Fee:    $___________

                                   EXHIBIT C

                      EMPLOYMENT AND NON-COMPETE AGREEMENT


   THIS AGREEMENT (this "Agreement"), dated July 25, 1996, between LEE BRADY, an individual residing at 15 Blythe Court, New Castle, Delaware 19720 ("Employee"), and RENT-WAY, INC., a Pennsylvania corporation with a principal place of business at 3230 West Lake Road, Erie, Pennsylvania 16505 (the "Corporation").

                                   RECITALS:

   A. The Corporation is engaged in the rental and rental-purchase business in various states.

   B. The Corporation has acquired on or about the date of this Agreement all of the issued shares of Diamond Leasing Corporation ("Diamond") pursuant to a Stock Purchase Agreement among the Corporation, Diamond, Employee and Kenneth
H. Moye, dated July 20, 1996 (the "Purchase Agreement"), including shares of the Employee. The non-competition provisions of this Agreement are entered into by Employee in consideration for the performance by the Corporation of its obligations under the Purchase Agreement.

   C. The Employee has expertise in the rental and rental-purchase industry. The Corporation desires to employ the Employee, and the Employee desires to accept employment with the Corporation, upon the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the Corporation and the Employee agree as follows:

   1. EMPLOYMENT; TERM. Subject to the terms and conditions set forth in this Agreement, the Corporation hereby agrees to employ the Employee, and the Employee hereby accepts such employment, for the period beginning on the date of this Agreement and continuing for a period of one (1) year or until the earlier termination of the Employee's employment as provided in this Agreement.

   2. DUTIES. The Employee shall serve as a Regional Manager of the Corporation with responsibility for the management of multiple rental and rental-purchase stores located in Delaware, Pennsylvania and Maryland, as more particularly set forth in the job description attached to this Agreement as Schedule A. The Employee shall perform such duties and discharge such responsibilities as are commensurate with his position, and as the President of the Corporation shall from time to time reasonably direct, recognizing the nature and scope of the Employee's employment. The Employee agrees to perform his duties and discharge his responsibilities in a faithful manner and to the best of his ability and to use his best efforts to promote the interests of the Corporation. The Employee further agrees that he will engage in no outside business concerns or activities in the rental or rental purchase industry but he may engage in other limited business activities so long as such activities do not interfere with the performance of his duties under this Agreement and so long as Employee notifies Corporation in writing of such activities. The Corporation reserves the right from time to time to assign to the Employee additional duties and responsibilities and to delegate to other employees of the Corporation duties and responsibilities normally discharged by the Employee.

   3. COMPENSATION. During the term of this Agreement, the Employee shall receive an annual salary of $100,000, payable in accordance with the Corporation's standard salary schedule. In addition, the Employee shall be eligible for bonuses which shall not be substantially different from the bonuses paid under the Bonus Plan for existing Regional Managers. The Corporation shall deduct or withhold from all salary payments, and from all other payments made to the Employee pursuant to this Agreement, all amounts which may be required to be deducted or withheld under any applicable law now in effect or which may become effective during the term of this Agreement (including, but not limited to, Social Security contributions and income tax withholdings).

   4.  OTHER BENEFITS.

     (a) The Employee shall be entitled to participate in any health and medical benefit plans or insurance from time to time offered by the Corporation to its employees, and shall be entitled to vacation and sick leave in accordance with policies of the Corporation in effect from time to time. These plans are subject to change at the sole discretion of the Corporation.

     (b) The Employee shall be entitled to any other fringe benefit from time to time offered by the Corporation to employees of comparable status to the Employee, including, any incentive plan.

   5. REIMBURSEMENT FOR EXPENSES. The Corporation shall reimburse the Employee for expenses which the Employee may from time to time reasonably incur on behalf of and at the request of the Corporation in the performance of his responsibilities and duties under this Agreement including an automobile allowance to be mutually agreed upon between Employee and the Corporation; provided, however, that the Employee shall be required to account to the Corporation for such expenses in the manner prescribed by the Corporation.

   6. CONFIDENTIAL INFORMATION. The Employee shall take all reasonable precautions to safeguard the confidential nature of all confidential information of or belonging to the Corporation and any other precautions with respect thereto which the Corporation, in its sole discretion, may reasonably request. For purposes of this Agreement, "confidential information" shall mean all information pertaining to the business and operations of the Corporation which is not generally available to the public and which the Corporation desires to keep confidential, including, but not limited to, trade secrets, financial information, information as to customers and customer lists, sales and marketing information, information as to suppliers, production and pricing information, information as to business methods, practices and strategies, and all documents, electronic records and other tangible items relating to or containing any such information.

   7. NON-COMPETITION. As an inducement to the Corporation's execution, delivery and performance of the Purchase Agreement, and in consideration, therefore, Employee agrees as follows:

   (a) For the period beginning on the date of termination of this Agreement and ending three (3) years thereafter (the "Covenant Period"), Employee agrees that he will not:

     (i) for his benefit or on behalf of any other person or entity, within a twenty-five (25) mile radius of any rental or rental purchase store location owned or operated by Diamond or the Corporation at the date of termination of Employee's employment (the "Restricted Territory"), directly or indirectly, own, manage, operate or control, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is the same as, substantially similar to or directly or indirectly competitive with the Business; or

     (ii) for his own benefit or on behalf of any other person or entity, anywhere in the Restricted Territory, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with Diamond or the Corporation, or any present or future subsidiary or Affiliate of the Corporation which is engaged in a business similar to the Business, any customers or patrons of the Business that rented or purchased merchandise at any time within the five (5) years immediately preceding the date of Employee's ceasing to be employed by the Corporation or any prospective customers or patrons; or

     (iii) employ or solicit the employment of any person who was employed by Diamond or the Corporation at the date of Employee's ceasing to be employed by the Corporation or within six (6) months prior to such date.

   (b) Employee acknowledges and agrees that the restrictions in this Section 7 are reasonable and necessary for the adequate protection of the legitimate business interests of the Corporation.

   (c) For purposes of this Agreement, the term "Affiliate" shall mean, as to any person or entity, any other person or entity which directly or indirectly controls or is under control with, or is controlled by such person or entity.

   8. PERSONAL PROPERTY. All confidential information disclosed or made available by the Corporation to the Employee shall at all times remain the personal property of the Corporation and all documents, electronic records, lists, plans, proposals, records and other tangible items supplied to the Employee which constitute or contain confidential information shall, together with all copies thereof, be returned to the Corporation immediately upon termination of the Employee's employment or upon the demand of the Corporation.

   9. EQUITABLE REMEDIES. The Employee (a) acknowledges that a remedy at law for his failure to comply with Sections 6, 7 and 8 of this Agreement may be inadequate and (b) consents to the Corporation obtaining from a court having jurisdiction specific performance, an injunction, a restraining order or any other equitable relief in order to enforce any such provision. The right to obtain such equitable relief shall be in addition to any other remedy to which the Corporation is entitled under applicable law (including, but not limited to, monetary damages).

   10.   TERMINATION.

     (a) This Agreement and the Employee's employment hereunder shall automatically terminate upon the death or permanent disability of the Employee. Permanent disability shall be determined in accordance with any disability insurance policy maintained by the Corporation for the Employee or, if no such policy is maintained, shall be determined by a physician selected by the Corporation and reasonably satisfactory to the Employee. The Employee will cooperate in any physical examination conducted pursuant to this paragraph.

     (b) The Corporation may, at its sole option, terminate the Employee's employment for cause upon 30 days' written notice to the Employee unless such termination for cause is pursuant to subparagraphs (b), (c) or (d) of this
Section 10(b) in which case termination shall be upon written notice. For purposes of this Agreement, "cause" shall mean (a) a material breach of or substantial failure to perform any obligation of the Employee under this Agreement which breach or failure remains uncured for thirty (30) days after receipt of written notice thereof from the Corporation, (b) the conviction of the Employee of a felony, (c) gross negligence or willful misconduct of the Employee in the performance of his duties, (d) any fraudulent or dishonest act by the Employee to the Corporation or (e) refusal of the Employee to accept comparable employment with the Corporation outside of Delaware, Maryland and Pennsylvania in the event that the Corporation ceases to do business in Delaware, Maryland and Pennsylvania.

     (c) In addition to any other termination rights pursuant to this Agreement (and notwithstanding anything to the contrary contained in Section 1 hereof), the Employee shall have the right to terminate this Agreement without cause at any time upon thirty (30) days prior written notice to the Corporation.

   11. FAILURE, DELAY OR WAIVER. No course of action or failure to act by the Corporation or the Employee shall constitute a waiver by such party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement shall be effective unless made in writing.

   12. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement shall be deemed unenforceable under applicable law by a court having jurisdiction, such provision shall be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

   13. NOTICE. All notices and other communications given pursuant to this Agreement shall be deemed to have been properly given if hand delivered or mailed, addressed to the appropriate party at the address of such party as shown at the beginning of this Agreement, postage prepaid, by certified or registered mail, return receipt requested. Any party may from time to time designate by written notice given in accordance with the provisions of this Section 13 any other address or party to which such notice or communication or copies thereof shall be sent.

   14. OTHER PAYMENTS. All additional amounts due and owing to Employee pursuant to the Purchase Agreement and as identified in Exhibit "A" shall be payable regardless of the termination of this Agreement, if any.

   15. MISCELLANEOUS. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Corporation or the Employee, but may be amended, modified or terminated only by a written agreement duly executed by the Corporation and the Employee, (b) is binding upon the Employee and each of his heirs, representatives, successors and assignees and inures to the benefit of the Corporation and each of its successors and assignees, except that the Employee may not assign any of his rights or obligations pursuant to this Agreement without the prior written consent of the Corporation, (c) constitutes the entire agreement between the Corporation and the Employee with respect to the subject matter of this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter and (d) shall be governed by, and interpreted and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

          RENT-WAY, INC.


          By /s/ WILLIAM E. MORGENSTERN
            ---------------------------------------
             William E. Morgenstern
             President and Chief Executive Officer

             /s/ LEE BRADY
            ---------------------------------------
             Lee Brady

                                   SCHEDULE A

                        REGIONAL MANAGER JOB DESCRIPTION

                                   EXHIBIT D

                      CONSULTING AND NON-COMPETE AGREEMENT


  THIS AGREEMENT (this "Agreement"), dated the 25 day of July, 1996, between KENNETH H. MOYE, an individual residing at 44 Talley Ho Drive, Fairhill, Maryland 21921 ("Consultant"), and RENT-WAY, INC., a Pennsylvania corporation having an office at 3230 West Lake Road, Erie, Pennsylvania 16505 ("Rent-Way").

                                   RECITALS:

  WHEREAS, Consultant is the principal shareholder and an officer and director of Diamond Leasing Corporation, a Delaware corporation ("Diamond"); and

  WHEREAS, Consultant, Rent-Way, Lee Brady ("Brady") and Diamond are parties to a certain Stock Purchase Agreement, dated as of July 20, 1996 (the "Purchase Agreement"), pursuant to which Rent-Way will purchase all of the issued and outstanding shares of stock of Diamond from Consultant and Brady; and

  WHEREAS, Rent-Way is engaged in the rental, rental-purchase and rent-to-own business and intends to operate the rent-to-own and other business of Diamond on and after the closing of the transactions contemplated by the Purchase Agreement; and

  WHEREAS, during the course of many years, Consultant has had access to, and has gained knowledge with respect to, the rental, rental-purchase and rent-to-own business of Diamond;

  WHEREAS, Rent-Way and Consultant each desire Consultant to provide certain consulting services to Rent-Way and Diamond; and

  WHEREAS, as a condition to closing the Purchase Agreement, Rent-Way has required Consultant to agree not to compete with Rent-Way or Diamond;


  NOW, THEREFORE, Consultant and Rent-Way agree as follows:

  1. CONSULTING COMMITMENT. For the period beginning on the date of this Agreement and ending one (1) year after the date of this Agreement, Rent-Way hereby engages Consultant, and Consultant agrees, to provide consulting services to Rent-Way and Diamond as an independent contractor and not an employee, with respect to: (a) the business transition at Diamond resulting from the sale of Diamond, (b) other business matters relevant to the continuing operations and affairs of Diamond, and (c) such other matters relating to the national rent-to-own business as Rent- Way may reasonably request. All services provided by Consultant shall be at such place and times as the parties may mutually agree upon. Any travel and other expenses incurred by Consultant in connection with Consultant's services hereunder shall be reimbursed by Rent-Way, provided that any such expenditures shall have been approved by Rent-Way in advance.

  2. CONSIDERATION. In consideration of the services to be rendered by Consultant pursuant to this Agreement, Rent-Way agrees to pay to Consultant Fifty Thousand Dollars ($50,000) payable in one installment on the date of this Agreement.

  3. NON-COMPETITION. (a) For the period beginning on the date of this Agreement and ending two (2) years thereafter (the "Covenant Period"), Consultant agrees that he will not:

  (i) for his benefit or on behalf of any other person or entity, within a twenty-five (25) mile radius of any rental or rental purchase store location owned or operated by Diamond or Rent-Way on the date of this Agreement (the "Restricted Territory"), directly or indirectly, own, manage, operate or control, or otherwise associate in any manner with, engage in or have a financial interest in, any business which is the same as, substantially similar to or directly or indirectly competitive with the Business; or

  (ii) for his own benefit or on behalf of any other person or entity, anywhere in the Restricted Territory, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with Diamond or Rent-Way or any present or future subsidiary or Affiliate of Diamond or the Rent-Way which is engaged in a business similar to the Business, any customers or patrons of the Business that rented or purchased merchandise at any time within the five (5) years immediately preceding the date of this Agreement or any prospective customers or patrons; or

  (iii) employ or solicit the employment of (x) any person who was employed by the Rent-Way on the date of this Agreement or within six (6) months prior to such date or (y) any person who was employed by Diamond on the date of this Agreement or within six (6) months prior to such date.

  (b) Consultant acknowledges and agrees that the restrictions in this Section 3 are reasonable, legitimate and fair to Consultant in light of the Rent-Way's purchase of the Shares from Consultant pursuant to the Purchase Agreement.

  (c) The Consultant agrees that the consideration he has received pursuant to the Purchase Agreement is full and adequate compensation for his covenant in this Section 3.

  4. AFFILIATED DEFINED. For purposes of this Agreement, the term "Affiliate" shall mean, as to any person or entity, any other person or entity which directly or indirectly controls or is under control with, or is controlled by such person or entity.

  5. ATTORNEYS' FEES. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

  6. GOVERNING LAW. This Agreement shall be construed under and in accordance with the laws of the Commonwealth of Pennsylvania.

  7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

  8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

  9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter of this Agreement.

                                           /s/ KENNETH H. MOYE
                                           ---------------------------------
                                            Kenneth H. Moye


                                           RENT-WAY, INC.


                                           By: /s/ WILLIAM E. MORGENSTERN
                                              ----------------------------------
                                               William E. Morgenstern, President

                                   EXHIBIT E

                            SHAREHOLDER'S AGREEMENT


   This Agreement (the "Agreement"), is made as of the 25 day of July, 1996, between RENT-WAY, INC., a Pennsylvania corporation (the "Company") and LEE BRADY, an individual residing at 15 Blythe Court, New Castle, Delaware 19720 ("Brady").


                                   RECITALS:


   Pursuant to a Stock Purchase Agreement dated July 20, 1996 the (the "Purchase Agreement") the Company is issuing to Brady an aggregate of 20,538 shares of its common stock, without par value (the "Common Stock"), subject to adjustment, which shares shall have a market value (as defined in the Purchase Agreement) of $250,000 as of the date of issuance. The parties wish to set forth certain obligations and restrictions with respect to the Common Stock and to provide for certain registration rights with respect to the Common Stock owned by Brady, as hereinafter set forth in this Agreement.

                                   AGREEMENT:

   In order to implement the foregoing and in consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

   1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

   "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

   "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

   "Shares" shall mean, as of any date, all shares of Common Stock issued to Brady pursuant to the Purchase Agreement.

   "SEC" shall mean the Securities and Exchange Commission, or any successor commission or agency having similar powers.

   "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations thereunder.

   2.  REGISTRATION RIGHTS.

   (a) Piggyback Registrations. For a period beginning one (1) year after the date of this Agreement and continuing for a period of one (1) year thereafter if the Company proposes to file a registration statement on Form S-1 to register any of its Common Stock under the Securities Act for sale to the public under the Securities Act, the Company shall give Brady notice of such proposed registration at least 30 days prior to the filing of a registration statement. At the written request of Brady delivered to the Company within 15 days after the receipt of the notice from the Company, which request shall state the number of Shares that Brady wishes to sell publicly under the registration statement proposed to be filed by the Company (the "Registration Shares"), the Company shall use its best efforts to include in any such registration under the Securities Act (and in any related registration, qualification or compliance under state blue sky laws) such Registration Shares, and to cause such registration (the "Piggyback Registration") to become and remain effective; provided, however, that (i) the Company may, without the consent of Brady, withdraw such registration statement prior to its becoming effective if the Company has abandoned its proposal to register its Common Stock; (ii) the Company may, without the consent of Brady, delay the effectiveness of such registration statement if in the opinion of the Board of Directors such delay is in the best interests of the Company, and (iii) if a registration pursuant to this Section 2(a) involves an underwritten offering and the managing underwriter advises the Company that, in its written opinion to Brady, the number of Registration Shares requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse affect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such Common Stock), then the Company will include in such registration (x) first, all of the Common Stock to be sold by the Company and (y) second, to the extent of the number of Registration Shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registration Shares which Brady and all other holders of the Company's Common Stock who, as of the date of this Agreement, have contractual rights of registration have requested to be included in such registration, such amount to be allocated pro rata among all such requesting holders on the basis of the relative number of shares of Common Stock then held by each such holder, provided that any such shares thereby allocated to any such holder that exceeds such holder's request will be reallocated among the remaining requesting holders in like manner.

   (b) Registration Covenants of the Company. In the event that any Registration Shares of Brady are to be registered pursuant to Section 2(a), the Company covenants and agrees that it shall use its reasonable best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and, subject to the Company's rights described in Section 2(a) to withdraw certain registrations, it shall:

     (i)(A) prepare and file with the SEC a registration statement registering the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement"); (B) provide Brady and his legal representatives with a reasonable opportunity to review the Registration (and any amendments thereto) before filing; and (C) use its reasonable best efforts to cause the Registration Statement to become effective;

     (ii) notify Brady, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

     (iii) notify Brady promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

     (iv)(A) advise Brady after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (B) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

     (v)(A) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of
   (I) a period of time necessary to permit Brady to dispose of the Registration Shares in accordance with the intended methods of disposition as set forth in the Registration Statement and (II) 120 days and (B) comply with the provisions of the Securities Act with respect to the disposition of the Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by Brady set forth in the Registration Statement;

     (vi) furnish to Brady such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Brady may reasonably request in order to facilitate the disposition of the Registration Shares owned by Brady;

     (vii) use its best efforts to register or qualify such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and Brady (or by the Company after consultation with Brady, if there is no underwriter), and do any and all other acts and things which may be reasonably necessary or advisable to enable Brady to consummate the disposition in such jurisdictions of the Registration Shares (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 2(b)(vii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

     (viii) notify Brady, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of Brady, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

   (c)   Expenses.  The parties agree as follows:

     (i) Subject to clause (ii) of this Section 2(c) the Company shall pay, on behalf of Brady all reasonable out-of-pocket expenses incurred in connection with a Piggyback Registration pursuant to Section 2(a) of this Agreement, including, but not limited to, all SEC and Blue Sky registration and filing fees and related expenses; word processing, duplicating and printing expenses; fees and disbursements of legal counsel for the Company including, if different, Blue Sky counsel, and of the Company's independent public accountants required by or incident to compliance with all applicable SEC and Blue Sky laws, rules and regulations; and transfer agents' fees expenses in connection with any Piggyback Registration.

     (ii) All underwriting discounts and selling commissions relating to Registration Shares in connection with a Piggyback Registration shall be borne by the holders of such Registration Shares pro rata.

   (d) Assignment of Registration Rights. Brady may assign his rights under this Article 2 only to his spouse or any descendant of Brady, or to any trust for the benefit of any of such persons; provided that no such assignment shall increase the Company's obligations to effect registrations or pay expenses thereof.

   (e) Compliance with Law. In consideration for the Company agreeing to its obligations under this Article 2, Brady agrees, with respect to any Piggyback Registration, not to sell, make any short sale of, pledge, loan, grant any option for the purchase of, or otherwise dispose of any Registration Shares in any manner that would violate any applicable law, rule or regulation.

   3.  INDEMNIFICATION.

   (a) Indemnification by the Company. In the event of any registration, qualification or compliance effected with respect to Registration Shares under the Securities Act, state blue sky laws or otherwise, the Company shall, and hereby does, indemnify and hold harmless Brady, each other Person who participates as an underwriter in the offering or sale of Registration Shares and each other Person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Brady or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse Brady, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other document in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by or on behalf of Brady or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registration Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders, or any such controlling person and shall survive the transfer of the Registration Shares by Brady.

   (b) Indemnification by Brady. In the event of any registration, qualification or compliance effected with respect to Registration Shares under the Securities Act, state blue sky laws or otherwise, Brady shall, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(a)) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any other document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information about Brady furnished to the Company through an instrument duly executed by Brady specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or other document. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by such seller of the securities of the Company being registered.

   (c) Shareholder Information. Brady shall provide the Company with such information with respect to the Registration Shares to be sold, the plans for the proposed disposition thereof and such other information as shall, in the opinion of counsel for the Company, be necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to Brady.

   (d) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section

3(a) or 3(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(a) or 3(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

   (e) Indemnification Payments. Any indemnification payment required by this Section 3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

   4.  RESTRICTIONS ON TRANSFER OF SHARES; RULE 144.

   (a) Restrictions on Transfer of Shares. Except as otherwise expressly provided for in this Agreement, Brady agrees that he will not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares for a period of two (2) years from the date of this Agreement. The certificates representing the Shares shall have placed thereon the following legend:

         "The Shares represented by this certificate have not been registered under the Securities Act and may not be sold or transferred except in compliance with such Act. In addition, the Shares represented by this Certificate are subject to the provisions of a Shareholder's Agreement dated as of July 25, 1996 between Rent-Way, Inc. and one of the shareholders of Rent-Way, Inc., a copy of which is on file at the office of Rent-Way, Inc."

   (b) Rule 144. The Company shall take all actions reasonably necessary to enable Brady to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of Brady, the Company shall deliver to Brady a written statement as to whether it has complied with such requirements. The Company shall cooperate with Brady to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of the

Company's transfer agent and the reasonable requirements of any broker through which the sales are proposed to be executed, and shall, upon request, furnish unlegended certificates representing Shares in such numbers and denominations as any Shareholder shall reasonably require for delivery pursuant to such sales.

   5.  GENERAL PROVISIONS.

   (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the other party only by a written instrument signed by such other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

   (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective upon receipt (or refusal of receipt) and shall be delivered personally or sent by telex, telecopy or registered, overnight or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i)  if to the Company, to:

       Rent-Way, Inc.
       3230 West Lake Road
       Erie, Pennsylvania  16505
       Attention:  William E. Morgenstern

     with a copy to:

       Hodgson, Russ, Andrews, Woods & Goodyear, LLP
       1800 One M&T Plaza
       Buffalo, New York  14203
       Attention:  Robert B. Fleming, Jr., Esq.
               Paul J. Vallone, Esq.

     (ii) if to Brady, as follows:

       Lee Brady
       15 Blythe Court
       New Castle, Delaware  19720
     with a copy to:

       Murray Sawyer, Esq.
       Sawyer, Akin & Herron
       1220 N. Market Street
       Suite 606
       P.O. Box 25047
       Wilmington, Delaware  19899


   (c) Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one of the counterparts has been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

   (e) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

   (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of law rules.

   IN WITNESS WHEREOF, the Company and Brady have caused this Agreement to be signed by the respective persons thereunto duly authorized, all as of the date first written above.


          RENT-WAY, INC.


          By /s/ WILLIAM E. MORGENSTERN
            ---------------------------------------
             William E. Morgenstern
             President and Chief Executive Officer

             /s/ LEE BRADY
            ---------------------------------------
             Lee Brady